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                                    EXHIBIT 21

                                List of Subsidiaries

1.  Lithia Financial Corporation
2.  Lithia Rentals, Inc.
3.  Lithia Auto Services, Inc.
4.  Lithia Real Estate, Inc.
5.  Lithia Aircraft, Inc.
6.  Lithia MTLM, Inc.
7.  LGPAC, Inc.
8.  Lithia DM, Inc.
9.  Saturn of Southwest Oregon, Inc.
10. Lithia HPI, Inc.
11. Lithia DE, Inc.
12. Lithia Chrysler Plymouth Jeep Eagle, Inc.
13. Lithia BNM, Inc.
14. Lithia TLM, L.L.C.
15. Lithia Dodge, L.L.C.
16. Lithia's Grants Pass Auto Center, L.L.C.
17. Hutchins Imported Motors, Inc.
18. Hutchins Eugene Nissan, Inc.
19. Lithia BB, Inc.
20. Lithia CIMR, Inc.
21. Lithia DC, Inc.
22. Lithia FMF, Inc.
23. Lithia FN, Inc.
24. Lithia FVHC, Inc.
25. Lithia JEB, Inc.
26. Lithia JEF, Inc.
27. Lithia MMF, Inc.
28. Lithia NB, Inc.
29. Lithia NF, Inc.
30. Lithia TKV, Inc.
31. Lithia TR, Inc.
32. Lithia VWC, Inc.
33. Lithia Auto Services of California, Inc.
34. Camp Automotive, Inc.
35. Lithia SALMIR, Inc.
36. Lithia VS, LLC
37. Lithia Properties, LLC
38. Medford Reinsurance Company, Ltd.
39. Lithia Reinsurance Company, Ltd.